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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated February 16, 1995 on the consolidated financial statements and schedule of Universal Health Services, Inc. and Subsidiaries (the Company) included in the Company's Form 10-K for the year ended December 31, 1994, and to the use of our reports on the financial statements of the Company and Aiken Regional Medical Centers and to all references to our Firm included in this Registration Statement.


Philadelphia, Pennsylvania
June 15, 1995

                                                   ARTHUR ANDERSEN L.L.P.